UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

RAMACO RESOURCES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800 Lexington, Kentucky 40507
(Address of principal executive offices)

(859) 244-7455
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeremy Sussman as Chief Financial Officer

On April 29, 2019, Ramaco Resources, Inc. (“Ramaco” or the “Company”) announced that the Board of Directors has appointed Jeremy Sussman to serve as Chief Financial Officer of the Company, effective on or before May 15, 2019 (the “Start Date”). Randall Atkins, the Company’s Executive Chairman who has also been serving as the Company’s Chief Financial Officer since July 1, 2018, will step down as Chief Financial Officer concurrently with the Start Date. Mr. Atkins will continue to serve as the Company’s Executive Chairman.

Pursuant to the terms of his offer letter, Mr. Sussman will receive a base salary of $300,000 per annum and for the 2019 year he is guaranteed a cash bonus of $250,000 as long as he remains employed at the time such bonuses are paid. Mr. Sussman will also be eligible for incentive compensation under the Company’s Long-Term Incentive Plan with a value of 133% of his base salary. Any such award will be subject to the terms and conditions of the Company’s Long-Term Incentive Plan and applicable award agreement, which may include both performance and time-based vesting. Mr. Sussman is eligible to participate in the Company’s benefit programs as made generally available to other senior executives.

Mr. Sussman, age 36, has an extensive knowledge of the coal industry through his work over many years as one of the leading mining industry analysts on Wall Street. Most recently, Mr. Sussman served as Managing Director – Mining and Metals at Clarksons Platou Securities ("Clarksons").  Mr. Sussman has worked at Clarksons since April 2013.  Prior to that Mr. Sussman had worked as a research analyst focusing on the coal space in a variety of other sell-side and buy-side firms. Mr. Sussman graduated from Georgetown University's McDonough School of Business in 2005.

There are no arrangements or understandings between Mr. Sussman and any other person pursuant to which he was selected as an officer of the Company. Mr. Sussman does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer.

In connection with Mr. Sussman’s appointment as an officer, the Company will enter into an indemnification agreement with Mr. Sussman in the form entered into with the Company’s other directors and executive officers effective as of the Start Date (the “Indemnification Agreement”), which requires the Company to indemnify Mr. Sussman to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. The form of indemnification agreement is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-215363), as originally filed on January 11, 2017.

Item 7.01	Regulation FD Disclosure.

On April 29, 2019, the Company issued a press release announcing Mr. Sussman’s appointment as Chief Financial Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release, dated April 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.

By:	/s/ Randall W. Atkins
Name: Title:	Randall W. Atkins Executive Chairman

Date:     April 29, 2019